MUTUAL RELEASE

This Mutual Release (the "Release") is made and effective October 1st. 2015.

BETWEEN: **Goldland Holdings Co.** (the "First Party"), a corporation organized and existing Under the laws of the Delaware of United States of America, with its head office Located at: 590 York Road, Unit #3, Niagara on the Lake, Ontario.

AND: **Jack Frydman** (the "Second Party"), an individual with address at 78 Venice Crescent, Thornhill, Ontario L4J 7T1

RECITALS

NOW THEREFORE, in consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

TERMS

1. The undersigned hereby finally and irrevocably mutually release each other from all liability to each other, and settle all actions and causes of action against each other, for damages, loss or injury sustained by either of them, however arising, present and future, known and unknown at this time, relating to a Consulting Agreement dated October 1st, 2013.

2. If either party has instituted any legal proceedings against the other settled by this release, that party covenants to have them dismissed at that party's cost with express prejudice to bringing further proceedings against the other arising out of the same matter.

3. It is agreed that neither party to this mutual release will make any claim or take any proceedings against any person who might claim over against or claim contribution or indemnity from the other party in connection with any matter for which this mutual release is given.

4. It is understood and agreed that nothing in this mutual release is to be construed as an admission of liability in connection with any matter for which this mutual release is given.

5. The provisions of this Agreement must be read as a whole and are not severable and/or separately enforceable by either party hereto.

6. The consultant, Jack Frydman, has received 2 company certificates, numbered 3675 and 3676, in lieu of the previous consulting agreement which has been agreed to by both parties as a final payment. Both certificates are restricted

under rule 144, but it is agreed upon satisfactory completion of the audit, company council will immediately provide a letter of opinion allowing the conversion of the 2 certificates mentioned earlier to become free trading.

7. The 2 certificates mainly numbers 3675 and 3676, can never be cancelled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

FIRST PARTY

Authorized Signature

Goldland Holdings Co.
Paul Parliament
CEO, President
I have the authority to bind the corporation.

SECOND PARTY

Authorized Signature

Jack Frydman